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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                     13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A.(c), check the                   Instruction A.(d), check the
following box.|X|                              following box.|_|


Securities Act registration statement file number to which this form relates:

                                   333-30288
                                   ---------
                                (If applicable)



        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
   INDEX-LINKED NOTE DUE 2004                      AMERICAN STOCK EXCHANGE
(LINKED TO THE NASDAQ-100 INDEX(R))


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in (i) the section captioned "Description of Notes We May Offer" in the registrant's registration statement on Form S-1 (No. 333-30288) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 94, dated May 2, 2000 to the registrant's Prospectus, dated February 16, 2000, are each incorporated herein by reference.

ITEM 2.  EXHIBITS.

     1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

     2. Form of The Goldman Sachs Group, Inc.'s Index-Linked Note due 2004 (Linked to the Nasdaq-100 Index(R)).






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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 8, 2000                     THE GOLDMAN SACHS GROUP, INC.

                                              /s/ Dan H. Jester
                                      By:______________________________________
                                           Name:  Dan H. Jester
                                           Title: Vice President and Treasurer